EXTENSION OF LEASE
(C.A.R. Form EL, Revised 6/23)

The following terms and conditions are hereby incorporated in and made a part of the Residential Lease or
☒ Other Amended and Restated Lease Agreement        ("Lease"),
dated    June 19, 2019    , on property known as    570 10th St., Suite 300, 202 and 203
Oakland, CA 94607    ("Premises"),
in which     e.l.f. Cosmetics, Inc.     is referred to as ("Tenant")
and     Redwood Property Investors Ill, LLC     is referred to as ("Housing Provider").
Note to Housing Provider: If the Premises are subject to any rent increase cap under any state or local law, Housing Provider is strongly advised to seek counsel from a qualified California real estate lawyer, who is familiar with the law where the property is located, prior to using this form to modify any of the existing terms of the Lease.
The terms of the tenancy are changed as follows. Unless otherwise provided, the change shall take effect on the date the Lease was scheduled to terminate.

1.EXTENSION OF TERM: The scheduled termination date is extended to     July 31, 2025     (Date).
2.Rent shall be $ 90,107.64    per month.
3.Security deposit shall be increased by $
4.☐ Rent Cap and Just Cause Addendum (C.A.R. Form RCJC) is attached and incorporated into the Lease.
5.ADDITIONAL TERMS: This is a eight (8) month extension to the current lease. All other terms in the original     lease remain the same and in full force and effect.

By signing below, Tenant and Housing Provider acknowledge that each has read, understands, has received a copy of and agrees to the terms of this Extension of Lease.

Tenant	/s/ Scott Milsten	Date	6/25/2024
Tenant	e.l.f. Cosmetics, Inc.
Housing Provider	/s/ B Reid Settlemier	Date	6/25/2024
Housing Provider	Redwood Property Investors III, LLC

© 2023, California Association of REALTORS®, Inc. United States copyright law (Title 17 U.S. Code) forbids the unauthorized distribution, display and reproduction of this form, or any portion thereof, by photocopy machine or any other means, including facsimile or computerized formats. THIS FORM HAS BEEN APPROVED BY THE CALIFORNIA ASSOCIATION OF REALTORS®. NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ACCURACY OF ANY PROVISION IN ANY SPECIFIC TRANSACTION. A REAL ESTATE BROKER IS THE PERSON QUALIFIED TO ADVISE ON REAL ESTATE TRANSACTIONS. IF YOU DESIRE LEGAL OR TAX ADVICE, CONSULT AN
APPROPRIATE PROFESSIONAL. This form is made available to real estate professionals through an agreement with or purchase from the California Association of REALTORS®. It is not intended to identify the user as a REALTOR®. REALTOR® is a registered collective membership mark which may be used only by members of the NATIONAL ASSOCIATION OF REALTORS® who subscribe to its Code of Ethics.
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a subsidiary of the CALIFORNIA ASSOC/AT/ON OF REALTORS®
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EL REVISED 6/23 (PAGE 1 OF 1)
EXTENSION OF LEASE (EL PAGE 1 OF 1)